[HJ & Associates letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Reflect Scientific, Inc.

Orem, Utah

We hereby consent to the use in this Registration Statement of Reflect Scientific, Inc. and Subsidiaries on Form S-1, of our report dated March 20, 2007 except for Notes 11 and 12 as to which the date is May 21, 2007 and to all other references of our firm included in this Registration Statement.

/s/HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

May 27, 2008